                                                                    EXHIBIT 23.5

                CONSENT OF WEEKS HOLDERBAUM HUBER & DEGRAW, LLP

      We consent to the use in Amendment No. l to the Registration Statement of Nassau Broadcasting Corporation on Form S-1 of our reports with respect to the financial statements appearing in the Prospectus, which is part of Amendment No. 1 to the Registration Statement as listed below.

      We also consent to the reference to us under the heading "Experts" in the Prospectus.

      Financial Statements included in the prospectus for which consent has been granted:

Westchester Radio, LLC
----------------------------
For the Period of January 1, 1999 to        Report dated January 4, 2000
 October 26, 1999
For the Period of April 2, 1998 to          Report dated February 19, 1999 &
 December 31, 1998                           October 27, 1999


Commodore Media of Westchester, Inc.
----------------------------------------------
For the Period of January 1, 1998 to April  Report dated July 29, 1999
 1, 1998
For the Year Ended December 31, 1997        Report dated July 29, 1999
For the Year Ended December 31, 1996        Report dated July 29, 1999


Capstar Trust
---------------
For the Period of January 1, 1999 to        Report dated January 21, 2000
 October 26, 1999
For the Period of May 29, 1998 to           Report dated February 11, 1999 &
 December 31, 1998                           October 27, 1999


WRKI/WAXB/WPUT/WINE
----------------------------------
For the Period of January 1, 1998 to May    Report dated August 11, 1999 & October 27, 1999
 29, 1998
For the Year Ended December 31, 1997        Report dated August 11, 1999 & October 27, 1999
For the Year Ended December 31, 1996        Report dated August 11, 1999 & October 27, 1999

/s/ Weeks Holderbaum Huber & Degraw, LLP
----------------------------------

Bridgewater, New Jersey

June 27, 2000